UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest reported event): October 26, 2005

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-23044             93-0976127
(State or Other Jurisdiction of      (Commission          (IRS Employer
       Incorporation)                File Number)       Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                     60069
      (Address of Principal                                (Zip Code)
       Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

     Indicate by check mark whether the registrant is a shell company (as
defined in Rule 12b-2 of the Exchange Act).     |_| Yes        |X| No

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                           Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project," or "intend." These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements ("Cautionary Statements") include, among others, those under the caption "Risk Factors" in our most recent registration statements on Form S-1, our annual report on Form 10-K for the year ended December 31, 2004, and our quarterly report on Form 10-Q for the quarter ended June 30, 2005. All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the "SEC") from time to time.

Our forward-looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

Item 1.01  Entry Into a Material Definitive Agreement

On October 27, 2005, Motient Corporation completed an offer to exchange (i) outstanding shares of its Series A Preferred and (ii) a release of Motient and its successors, assigns, subsidiaries, affiliates, officers, directors, agents, attorneys and representatives from any claims it may have regarding the validity of the issuance of the Series A Preferred for (iii) an equal number of shares of Series B Preferred. The offer was made and completed pursuant to the terms and subject to the conditions set forth in Motient's Company Notice dated September 27, 2005, as amended (the "Exchange Offer"). Certain holders of Series A Preferred who elected to tender their shares in the Exchange Offer made defective tenders in the Exchange Offer by making unsolicited, immaterial clarifications to the language of the release that was given by holders with respect to the Series A Preferred. We accepted these defective tenders, and as a result, Motient will treat all holders of Series A Preferred who tendered in the Exchange Offer as having given a release containing the language from the defective tenders that is most favorable to the holders.

In connection with the Exchange Offer, Motient amended its Registration Rights Agreement dated April 15, 2005. Under the Amended and Restated Registration Rights Agreement dated October 27, 2005, Motient is obligated to cause a registration statement on Form S-1 (or if available S-3) (the "Registration Statement") relating to the resale of the Motient shares of common stock issuable upon conversion of the shares of Series B Preferred Stock to be filed with the SEC, and will use its best efforts to cause the Registration Statement


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to become effective as soon as possible. The Amended and Restated Registration
Rights Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Also in connection with the Exchange Offer, Motient amended the terms of the Escrow Agreement dated April 15, 2005. Pursuant to the Amended and Restated Escrow Agreement dated October 27, 2005, the escrowed funds relating to Motient's Series A Preferred that were exchanged will be placed into escrow in the same manner for the benefit of the holders of shares of Series B Preferred issued in the Exchange Offer. The Amended and Restated Escrow Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities

In connection with the Exchange Offer described in Item 1.01 to this Current Report on Form 8-K above, on October 27, 2005 an aggregate of 318,500 shares of Series A Preferred were tendered and accepted for exchange by Motient and an equal number of shares of Series B Preferred were issued by Motient to tendering holders. The Exchange Offer was made pursuant to the exemption afforded by
Section 3(a)(9) of the Securities Act of 1933, as amended.

The rights, preferences and privileges of the Series B Preferred are contained in a Certificate of Designations of the Series B Cumulative Convertible Preferred Stock that is filed as Exhibit 3.1 to this Current Report on Form 8-K. The following is a summary of these rights, preferences and privileges:

     o Holders of Series B Preferred have voting rights limited to those listed below, or except as required by the Delaware General Corporation Law. Upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series B Preferred for two or more six month periods, whether or not consecutive; (b) the failure of Motient to properly redeem the Series B Preferred Stock, or (c) the failure of Motient to comply with any of the other covenants or agreements set forth in the Certificate of Designations for the Series B Preferred Stock, and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series B Preferred then outstanding then the holders of at least a majority of the then-outstanding shares of Series B Preferred, with the holders of shares of any parity securities upon which like voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect a majority of the members of Motient's Board of Directors for successive one-year terms until such defect listed above has been cured. In addition, Motient must obtain the approval of the holders of a majority of the then outstanding shares of Series B Preferred to modify the rights, preferences or privileges of the Series B Preferred in a manner adverse to the holders of Series B Preferred.

     o Until April 15, 2007, Motient is required to pay dividends in cash at a rate of 5.25% per annum (the "Cash Rate") on the shares of Series B Preferred.

     o From April 15, 2007 to April 15, 2010, Motient is required to pay dividends on each share of Series B Preferred either in cash at the Cash Rate or in shares of Motient common stock at a rate of 6.25% per annum.

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

     o If any shares of Series B Preferred remain outstanding on April 15, 2010, Motient is required to redeem such shares for an amount equal to $1,000 per share plus any accrued but unpaid dividends on such shares.

     o Each holder of shares of Series B Preferred shall be entitled to convert their shares into shares of Motient common stock at any time. Each share of Series B Preferred will initially be convertible into approximately 30 shares of Motient common stock. Upon conversion, any accrued but unpaid dividends on such shares will also be issued as shares of common stock, in a number of shares determined by dividing the aggregate value of such dividend by $33.33. In addition, if the conversion takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the converting holder will be entitled to the portion of the escrow account per share of Series B Preferred Stock equal to $78.75 minus all dividends that have been paid on such share from the escrow account (such amount, the "Escrow Portion"). Upon conversion, all amounts paid to holders of Series B Preferred will be paid in shares of Motient common stock.

     o Upon a change in control of Motient, each holder of Series B Preferred shall be entitled to require Motient to redeem such holder's shares of Series B Preferred for an amount in cash equal to $1,080 per share plus all accrued and unpaid dividends on such shares. In addition if the change in control takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder electing to have such shares redeemed will be entitled to the Escrow Portion remaining as to such share.

Item 3.03  Material Modifications to Rights of Security Holders

Please see Item 3.02 above for a description of Motient Corporation's newly issued Series B Preferred.

Pursuant to the terms of the Series B Preferred, no dividends may be declared or paid, and no funds shall be set apart for payment, on shares of Motient common stock, unless (i) written notice of such dividend is given to each holder of shares of Series B Preferred not less than 15 days prior to the record date for such dividend and (ii) a registration statement registering the resale of the Conversion Shares has been filed with the SEC and is effective on the date Motient declares such dividend.

Upon the liquidation, dissolution or winding up of Motient, the holders of Series B Preferred are entitled to receive, prior and in preference to any distributions to holders of shares of Motient common stock and pro rata with holders of Series A Preferred, an amount equal to $1,000 per share plus all accrued and unpaid dividends on such shares. In addition, if the liquidation, dissolution or winding up takes place prior to April 15, 2007 (or if any amounts remain in the escrow account on such date), the holder of each share of Series B Preferred will be entitled the Escrow Portion remaining as to such share.

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

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2005, Motient Corporation filed a Certificate of Designations of the Series B Cumulative Convertible Preferred Stock with the Secretary of State of the State of Delaware. The Certificate of Designation is attached hereto as
Exhibit 3.1 and incorporated by reference herein.

Item 7.01 - Regulation FD Disclosure

Motient Corporation issued a press release, dated October 27, 2005, which is attached hereto as Exhibit 99.1. This exhibit is furnished, not filed, pursuant to Regulation FD.

Item 9.01 - Financial Statements and Exhibits

(c)         Exhibits

3.1 Certificate of Designations of the Series B Cumulative Convertible Preferred Stock

10.1 Amended and Restated Registration Rights Agreement dated October 27, 2005 by and among the Registrant and the holders of the Company's Series A Preferred Stock and Series B Preferred Stock

10.2 Amended and Restated Escrow Agreement dated October 27, 2005 by and among the Registrant, Equiserve Trust Company, N.A. and the holders of the Company's Series A Preferred Stock and Series B Preferred Stock

99.1        Press release dated October 27, 2005


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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MOTIENT CORPORATION



                                       By: /s/ Robert Macklin
                                           -------------------------
                                           Robert Macklin
                                           Vice President, General Counsel and
                                           Secretary

Date:  October 31, 2005